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                                                                   EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Options to purchase common stock granted under the Brightmail Incorporated 1998 Stock Option Plan, as amended, and assumed by Registrant, of our report dated April 22, 2002, with respect to the consolidated financial statements and schedule of Symantec Corporation for the year ended March 31, 2002, included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

                                                            /s/Ernst & Young LLP

San Jose, California
June 30, 2004